As filed with the U.S. Securities and Exchange Commission on March 17, 2023

Registration No. 333-268501

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO.4 TO
FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIT ORIGIN LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A	Not Applicable
(State or other jurisdiction	(Translation of Registrant’s Name	(I.R.S. Employer
of incorporation or organization)	into English)	Identification No.)

375 Park Ave, Fl 1502

New York NY 10152

T: 347-556-4747

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

+1-212-588-0022 – telephone

+1-212-826-9307 – facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED March 17, 2023

Bit Origin Ltd

Up to 101,200,000 Ordinary Shares Underlying Senior Secured Convertible Note

Up to 39,758,932 Ordinary Shares Underlying Warrants

Issuable upon Conversion of Senior Secured Convertible Note and Exercise of Outstanding Warrants Sold in a Private Placement

The selling shareholder identified in this prospectus (the “Selling Shareholder”) may offer from time to time up to 140,958,932 ordinary shares of Bit Origin Ltd (“Bit Origin”, “our company”, the “Company”, “we”, “us”, and “our”), consisting of (i) up to of 101,200,000 ordinary shares (the “Conversion Shares”) issuable upon the conversion of (x) the senior secured convertible note (the “Initial Note”) issued on October 21, 2022 and (y) the Additional Note (as defined in the Securities Purchase Agreement (as defined below)) issuable under the Securities Purchase Agreement (as defined below) after the effective date of this registration statement (subject to satisfaction or waiver of certain conditions as set forth therein), and (ii) and up to 39,758,932 ordinary shares (the “Warrant Shares”) issuable upon the exercise of the warrants to purchase ordinary shares (the “Warrants”) issued in a private placement (the “October 2022 Private Placement”) to the Selling Shareholder pursuant to that certain securities purchase agreement between the Company and the Selling Shareholder, dated October 21, 2022 (the “Securities Purchase Agreement”). See “The October 2022 Private Placement” on page 19 of this prospectus.

This prospectus also covers any additional ordinary shares that may become issuable upon any adjustment pursuant to the terms of the Note and the Warrants issued to the Selling Shareholder by reason of stock splits, stock dividends, and other events described therein.

The Selling Shareholder, or its respective transferees, pledgees, donees or other successors-in-interest, may sell the Conversion Shares and the Warrant Shares  through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholder may sell the Conversion Shares and the Warrant Shares  hereunder following the effective date of this registration statement. We provide more information about how a Selling Shareholder may sell the Conversion Shares and the Warrant Shares in the section titled “Plan of Distribution” on page 26.

We are registering the Conversion Shares and the Warrant Shares on behalf of the Selling Shareholder, to be offered and sold by it from time to time. While we will not receive any proceeds from the sale of our ordinary shares by the Selling Shareholder in the offering described in this prospectus, we will receive proceeds upon the cash exercise of each of the Warrants. Upon exercise of the 39,758,932 Warrants for all Warrant Shares by payment of cash, we will receive aggregate gross proceeds of $7,110,719, at the exercise price of $1.20 per share. However, we cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We have agreed to bear all of the expenses incurred in connection with the registration of the Conversion Shares and the Warrant Shares. The Selling Shareholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Conversion Shares and the Warrant Shares by the Selling Shareholder. See “Use of Proceeds” on page 23 of this prospectus.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “BTOG”. On February 28, 2023, the last reported sales price of our ordinary shares on the Nasdaq Capital Market was $0.2570 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, or the “JOBS Act,” and, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” on page 11 of this prospectus.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ beginning on page 13, and our Annual Report on Form 20-F for the year ended June 30, 2022 (the “2022 Annual Report”), which is incorporated by reference herein, before you make your investment decision.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus and any amendment or supplement to this prospectus, as well as any information incorporated by reference herein or therein. Neither we, nor the selling securityholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling securityholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or any documents incorporated by reference herein or therein is accurate only as of the date hereof or thereof or such other date expressly stated herein or therein, and our business, financial condition, results of operations or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Bit Origin”, “our company”, the “Company”, “we”, “us”, and “our” are to Bit Origin Ltd (formerly known as China Xiangtai Food Co., Ltd.), an exempted company incorporated in the Cayman Islands with limited liability;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan for the purposes of this prospectus only;

●	“RMB” are to the legal currency of China;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“SonicHash Canada” are to SonicHash Inc., a company organized under the laws of Alberta, Canada, and a subsidiary of Bit Origin Ltd;

●	“SonicHash Singapore” are to SonicHash Pte. Ltd., a company organized under the laws of Singapore, and a subsidiary of Bit Origin Ltd;

●	“SonicHash US” are to SonicHash LLC, a Delaware limited liability company and a subsidiary of Bit Origin Ltd; and

●	“U.S. dollars,” “$,” “US$,” and “dollars” are to the legal currency of the United States;

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SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

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PROSPECTUS SUMMARY

Corporate History and Structure

The following diagram illustrates our corporate structure:

Bit Origin is a holding company incorporated in the Cayman Islands on January 23, 2018 with no material operations of its own.

SonicHash Canada was formed on December 14, 2021 under the laws of Alberta, Canada. It is a subsidiary of Bit Origin Ltd. It is not currently engaging in any active business.

SonicHash Singapore was formed on December 16, 2021 under the laws of Singapore. It is a subsidiary of Bit Origin Ltd. It is not currently engaging in any active business.

SonicHash US was formed on December 17, 2021 under the laws of Delaware. It is a subsidiary of Bit Origin Ltd. It is engaged in Bitcoin mining in the United States. As of the date of this prospectus, it has deployed 1,760 miners in a mining facility in Marion, Indiana and has delivered 2,490 miners, representing a hash power of 234.8PH/s, to the mining facility under construction in Cheyenne, Wyoming, ready to be deployed as soon as the mining facility starts operation.

On April 27, 2022, as approved by a majority of shareholders in a special meeting of shareholders, we completed a disposition in which we sold all the equity interest in its subsidiaries WVM Inc. and China Silanchi Holding Limited for a total price of US$1,000,000 pursuant to a share purchase agreement dated March 31, 2022. Such disposition includes the sale of the subsidiaries and consolidated variable interest entities of WVM Inc. and China Silanchi Holding Limited, including the following:

●	CVS Limited (“Xiangtai HK”), a company formed on March 4, 2015 under the law of Hong Kong SAR and a wholly-owned subsidiary of WVM Inc. Xiangtai HK was not engaging in any active business and merely acting as a holding company.

●	Chongqing Jinghuangtai Business Management Consulting Co., Ltd. (“Xiangtai WFOE”), a company formed on September 1, 2017 under the laws of the People’s Republic of China (“PRC”) and a wholly-owned subsidiary of Xiangtai HK. Xiangtai WFOE was not engaging in any active business and merely acting as a holding company.

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●	Chongqing Pengmei Supermarket Co., Ltd. (“CQ Pengmei”), a company formed on July 27, 2017 under the laws of the PRC and a wholly-owned subsidiary of Xiangtai WFOE. CQ Pengmei used to engage in grocery stores operation in Chongqing, China, which had been discontinued since February 2020.

●	Guangan Yongpeng Food Co., Ltd. (“GA Yongpeng”), a company formed on May 10, 2008 under the laws of the PRC and a wholly-owned subsidiary of Xiangtai WFOE. GA Yongpeng used to engage in the slaughtering, processing, packing, distribution, wholesale, and retail of various pork meat products, which had been discontinued since April 2021.

●	Haochuangge Limited (“Haochuangge HK”), a company formed on January 6, 2020 under the law of Hong Kong SAR and a wholly-owned subsidiary of China Silanchi Holding Limited. Haochuangge HK was not engaging in any active business and is merely acting as a holding company.

●	Beijing Gangyixing Technology Co. (“Gangyixing WFOE”), a company formed on June 28, 2020 under the laws of the PRC and a wholly-owned subsidiary of Haochuangge HK. Gangyixing WFOE was not engaging in any active business and is merely acting as a holding company.

●	Beijing Fu Tong Ge Technology Co., Ltd. (“Fu Tong Ge”), a company formed on June 28, 2020 under the laws of the PRC. Gangyixing WFOE, Fu Tong Ge and the shareholders of Fu Tong Ge entered into a series of contractual arrangements which established a VIE structure. Pursuant to the contractual arrangement, Gangyixing WFOE was deemed the primary beneficiary of Fu Tong Ge for accounting purposes and we consolidated the financial information of Fu Tong Ge in our consolidated financial statement. Fu Tong Ge was not engaging in any active business.

●	Chongqing Penglin Food Co., Ltd. (“CQ Penglin”), a company formed on November 3, 2005 under the laws of the PRC. Xiangtai WFOE, CQ Penglin and the shareholders of CQ Penglin entered into a series of contractual arrangements which established a VIE structure. Pursuant to the contractual arrangement, Xiangtai WFOE was deemed the primary beneficiary of CQ Penglin for accounting purposes and we consolidated the financial information of CQ Penglin in our consolidated financial statement. CQ Penglin used to engage in the slaughtering, processing, packing, distribution, wholesale, and retail of various pork meat products, which had been discontinued since April 2021.

●	Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC” and together with CQ Penglin and Fu Tong Ge, the “VIEs”), a company formed on March 14, 2012 under the laws of the PRC. Xiangtai WFOE, JMC and certain shareholder of JMC entered into a series of contractual arrangements which established a VIE structure. Pursuant to the contractual arrangement, Xiangtai WFOE was deemed the primary beneficiary of JMC for accounting purposes and we consolidated the financial information of JMC in our consolidated financial statement. JMC was primarily engaged in the sales and distribution of feed raw material and formula solution (soybean meal and soybean oil) to animal husbandry businesses, feed solution manufacturers and trading companies.

As a result of the disposition, the Company does not operate under a VIE structure anymore. As of the date of this prospectus, the Company does not have any subsidiaries or any business operation in the PRC, Hong Kong or Macau.

Effective February 15, 2022, the Company changed the trading symbol of its ordinary shares from “PLIN” to “BTOG”. Effective April 29, 2022, the Company changed its name from “China Xiangtai Food Co., Ltd.” to “Bit Origin Ltd”.

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Business Overview

Bit Origin is a Cayman Islands exempted company and conducts business through its operating subsidiary, SonicHash US, in the United States.

As part of our growth strategy, we have been actively seeking opportunities to deploy emerging technologies, including crypto asset mining and blockchain technologies with diversified expansion strategy recently. In particular, we are engaged in Bitcoin mining. Due to the recent development in the cryptocurrency industry (See “Impact of Recent Developments Regarding Crypto Asset Market”), we have focused on existing layouts and mining sites in the United States, and other types of expansion and exploration have been suspended. As of the date of this prospectus, we do not have any plan to engage in other crypto-related businesses or services, expand the mining operations, or mine crypto assets other than Bitcoin.

We use specialized computers, known as miners, to generate Bitcoins, a digital asset (also known as a cryptocurrency). The miners use application specific integrated circuit (“ASIC”) chips. These chips enable the miners to apply greater computational power, or “hash rate”, to provide transaction verification services (known as solving a block) which helps support the Bitcoin blockchain. For every block added, the Bitcoin blockchain awards a Bitcoin award equal to a set number of Bitcoins per block. These Bitcoin awards are subject to “halving,” whereby the Bitcoin award per block is reduced by half in order to control the supply of Bitcoins on the market. When Bitcoin was first launched in 2009, miners were awarded 50 Bitcoins if they first solved a new block; this award was halved to 25 Bitcoins per new block in 2012, and halved again in 2016 to 12.5 Bitcoins per new block. Most recently, in May 2020, the then prevailing reward of 12.5 Bitcoins per new block was halved to 6.25 Bitcoins. This reward rate is expected to next halve during 2024 to 3.125 Bitcoins per new block and will continue to halve at approximately four-year intervals until all potential 21 million Bitcoins have been mined. Miners with a greater hash rate have a higher chance of solving a block and receiving a Bitcoin award.

Miners

As of the date of this prospectus, SonicHash US has purchased and owns 4,250 high performance Bitcoin miners, including 3,532 units of Koi C16 and 718 units of Bitmain Antminer S19j pro. All the miners, when purchased, were new. The age of the miners ranges from newly purchased to 8 months. The average age is 4.7 months. The average downtime due to scheduled or unscheduled maintenances is 5%. The energy efficiency of the C16 miners and the S19j pro miners is 3.4KWH and 3.05 KWH, respectively.

As of the date of this prospectus, SonicHash US has 1,760 miners, representing a hash power of 168.5PH /s, deployed in a mining facility in Marion, Indiana, and has delivered 2,490 miners, representing a hash power of 234.8PH/s, to the mining facility under construction in Cheyenne, Wyoming, ready to be deployed as soon as the mining facility starts operation. From May 2022 to November 2022, SonicHash US mined a total of 96.77 Bitcoins.

SonicHash US holds the mined Bitcoin in order to enjoy the potential benefits of the appreciation of the Bitcoin price. SonicHash US does not currently trade Bitcoin on any exchange or store Bitcoin on any trading platform. We do not hold any virtual assets other than Bitcoin. The price of Bitcoins is volatile. It has decreased recently and may continue to decrease if the liquidity of the digital assets markets continues to be negatively impacted by the recent bankruptcy of some well-known crypto asset market participants and negative publicity surrounding digital assets. Our finance department is constantly monitoring the trend of Bitcoin price and will make proposals to our CFO. The CFO will determine whether the Bitcoin trading price is favorable and whether it is necessary for the Company to Bitcoins to improve the cashflow. If the CFO approves the trading of Bitcoins, she will instruct the Vice President to transfer the Bitcoins to the OKX exchange and execute the trade. We do not have an agreement with the OKX exchange. If the Bitcoins cannot be sold at the approved price within one day after the transfer, the CFO will review the recalibrated proposal prepared by the finance department and approve the new price and new number of Bitcoins to be sold if the CFO deems the proposal is reasonable. If we trade Bitcoins for fiat currency, we will withdraw the fiat currency immediately from the OKX exchange and deposit it into the Company’s bank account. If the Bitcoins price decreases when we trade the Bitcoins for fiat currency, the amount of fiat currency we receive will decrease as well and our results of operation will be negatively impact. See “Impact of Recent Developments Regarding Crypto Asset Market” and “Risk Factors - Risks Related to Crypto Asset Markets and Governmental Regulation”.

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All of our crypto assets are Bitcoins and the Bitcoins are held in cold wallet Ledger Nano X in Singapore. A cold wallet refers to any cryptocurrency wallet that is not connected to the Internet. A cold wallet is generally more secure than hot wallet, which refers to any cryptocurrency wallet that is connected to the Internet. The management of the Company is responsible to supervise the Bitcoin and the auditor of the Company is responsible to verify the existence for the Bitcoin held in the cold wallet. We do not have any insurance that covers our miners or Bitcoin in the event of loss or fraud. We have not used a third-party custodian to store our Bitcoins. The Chief Executive Officer and Chief Financial Officer of the Company maintain countl of and have access to the private key. We have policy to safeguard our crypto assets. All the transactions involving the Bitcoins, such as withdrawing, transferring, or selling the Bitcoins from our wallet must be set up by the Vice President, authorized by the Chief Financial Officer and executed by the Chief Executive Officer. We also verbally confirm the wallet address with the receiver and perform a trial transaction with 0.01 Bitcoin before any transaction to verify the wallet address of the receiver. See “Risk Factors - Risks Related to Crypto Asset Markets and Governmental Regulation - Bitcoins we mine or hold for our own account may be subject to loss, theft or restriction on access. We have policy to safeguard our crypto assets, however, our business and financial condition may be affected if the policies and procedures surrounding the safeguarding of crypto assets are not effective”, “- Bitcoins held by us are not subject to FDIC or SIPC protections and are not covered by any insurance in the event of loss or fraud” and “The mining rigs may experience damages.”

The cost of mining consists primarily of hosting costs and depreciation expense of our own mining equipment. The hosting costs include installment fees, electricity, internet services and other necessary services to maintain the operation of the mining equipment. The depreciation expenses are the sunk cost to the mining operation, at $17,600/BTC mined.  Our breakeven price is around $14,000 per Bitcoin.

Prior to December 2022, pursuant to the original hosting agreement and service agreement (see “Mining Facilities” below for more detail), based on the average of the hosting price of approximately $0.08/kwh, the breakeven price is $17,599/BTC mined.

Prior to December 2022
BTC reward/Day/TH as at 2023-01-03 12:22:50	0.00000356
Hosting Price ($/kwh)	0.08
Number of Miners	1,700.00
Total Hashrate (TH)	161,500.00
Total Daily Power Consumption (kw)	126,480.00
Total Daily Hosting Cost ($)	10,118.40
Breakeven Price ($)	17,599

In December 2022, the hosting fee is adjusted to equal to the sum of (i) the electricity cost of the mining activities and (ii) 50% of SonicHash US’s profit generated from the Indiana site, i.e., the difference of the market price of the Bitcoins mined from the Indiana site and the electricity cost. The market price of the Bitcoins is the daily Bitcoin closing price available at CoinMarketCap.com as of the day immediately prior to the day that we receive the electricity bill. Based on the adjusted profit sharing model, the hosting fee is approximately $0.065/kwh, and therefore, the breakeven price is $14,299.

From December 2022
BTC reward/Day/TH As at 2023-01-03 12:22:50	0.00000356
Hosting Price ($/kwh)	0.065
Number of Miners	1,700.00
Total Hashrate (TH)	161,500.00
Total Daily Power Consumption(kw)	126,480.00
Total Daily Hosting Cost ($)	8,221.20
Breakeven Price ($)	14,299

From May 1, 2022 to November 30, 2022, the Bitcoin price range was between $15,787 and $39,698. From December 1, 2022 to February 27, 2023, the Bitcoin price range was between $16,440 and $24,829. Our revenue recognition is based on the daily BTC reward and daily BTC closing price available at CoinMarketCap.com.

Mining Facilities

Macon, Georgia

The mining facility in Macon, Georgia is managed by Horizon Mining Ltd. SonicHash US entered into a hosting agreement with Horizon Mining Ltd on May 1, 2022, pursuant to which Horizon Mining Ltd will provide electricity, internet, as well as installation service, loading and unloading service, security service, inventory management service, and other maintenance services to maintain the operation of the mining equipment. The hosting agreement is for a term of one year from execution and can be extended at any time upon agreement of both parties. If either party commits a material breach of the hosting agreement and fails to cure with 30 days after such breach, the non-breaching party can terminate the hosting agreement. The service fee is $295,082 per month, which includes all of the electricity and internet costs, the cost of maintenance services to maintain the operation of the mining equipment (not including insurance for loss of power or damage to the hosted mining machines). SonicHash US has paid a deposit in the amount of $741,585 pursuant to the hosting agreement and such deposit will be returned to SonicHash US within 7 days after all the mining equipment is removed from the facilities. The hosting agreement will expire on April 30, 2023. Either party can extend the agreement with prior notice to the other party. In December 2022, due to high energy price and the Georgia site’s weak condition in general, SonicHash US suspended the operation of the miners in the Georgia site and shipped the 1,490 miners that were deployed in the Georgia site to the mining facility under construction in Cheyenne, Wyoming, ready to be deployed as soon as the mining facility starts operation.

The aggregate average, mean and range of Bitcoins mined on a monthly basis by the miners located in Macon Georgia during the periods from May 2022 through November 2022 are as follows:

Bitcoin Production	Macon, Georgia
May 2022	2.33
June 2022	4.84
July 2022	4.54
August 2022	3.74
September 2022	9.63
October 2022	8.26
November 2022	2.33
Average	5.10
Range	2.33 to 9.63

Marion, Indiana

The mining facility in Marion, Indiana is managed by Your Choice Four CA, Inc. On June 6, 2022, SonicHash US entered into a hosting agreement with Your Choice Four CA, Inc., pursuant to which SonicHash US delivered 1,000 Bitcoin mining equipment to the Your Choice Four CA, Inc.’s facilities in the State of Indiana and Your Choice Four CA, Inc. installed the mining equipment and provide electricity, internet and other maintenance services to maintain the operation of the mining equipment. The hosting agreement is for a term of one year and can be renewed with a four months’ advance notice to Your Choice Four CA, Inc. If either party has material breach of the hosting agreement and fails to cure with 30 days after such breach, the non-breaching party can terminate the hosting agreement. In addition, SonicHash US can terminate the hosting agreement if Your Choice Four CA, Inc. fails to furnish the services during any two-month period or for 7 consecutive days excluding downtime caused by scheduled maintenance, demand response curtailment and/or force majeure. SonicHash US has paid a deposit in the amount of $404,914 and such deposit will be returned to SonicHash US within 30 days upon termination of the hosting agreement.

On June 10, 2022, Sonic Hash US also entered into a service agreement with Ever Best Bit Limited, which serves as an advisor and consultant to help the Company to find the data mining host service which meet Company’s requirements. Ever Best Bit Limited facilitated SonicHash US to enter into the hosting agreement with Your Choice Four CA, Inc. SonicHash US agreed to pay Ever Best Bit Limited a service fee of $0.024/kWh, calculated based on the following formula: Total Services Fee: (Electrical Meter Reading + Electrical Meter Reading * 3% Electrical Power Loss) * Electricity Rate $0.024/kWh. The service agreement shall only terminate when the hosting agreement terminates. The term of the service and the termination date is the same as the agreement with Your Choice Four CA, Inc. The agreement with Ever Best Bit Limited will be renewed if the agreement with Your Choice Four CA, Inc. is renewed.

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On July 6, 2022, SonicHash US entered into another hosting agreement with Your Choice Four CA, Inc., pursuant to which SonicHash US delivered 700 units of Bitcoin mining equipment to Your Choice Four CA, Inc.’s facilities in the State of Indiana and Your Choice Four CA, Inc. installed  the mining equipment and provide electricity, internet and other maintenance services to maintain the operation of the mining equipment. The hosting agreement is for a term of one year and can be renewed with a four months’ advance notice to Your Choice Four CA, Inc. If either party has material breach of the hosting agreement and fails to cure within 30 days after such breach, the non-breaching party can terminate the Hosting Agreement. In addition, SonicHash US can terminate the hosting agreement if Your Choice Four CA, Inc. fails to furnish the services during any two-month period or for 7 consecutive days excluding downtime caused by scheduled maintenance, demand response curtailment and/or force majeure. Pursuant to the hosting agreement, the host shall maintain a minimum service level of at least 90% uptime during any 30-day period, except in the event of maintenance, miner failure, repair, and force majeure. The host shall also be responsible for, repair or reimburse any cosmetic damage or operation deficiency to the miners due to the host’s intentional acts, willful misconduct, gross negligence or omission. SonicHash US has paid a deposit in the amount of $283,440 and such deposit will be returned to SonicHash US within 30 days upon termination of the hosting agreement.

On July 7, 2022, SonicHash US entered into another service agreement with Ever Best Bit Limited, which serves as an advisor and consultant to help the Company to find the data mining host service which meet Company’s requirements. Ever Best Bit Limited facilitated SonicHash US to enter into the hosting agreement with Your Choice Four CA, Inc. SonicHash US agreed to pay Ever Best Bit Limited a service fee of $0.020/kWh, calculated based on the following formula: Total Services Fee: (Electrical Meter Reading + Electrical Meter Reading * 3% Electrical Power Loss) * Electricity Rate $0.020/kWh. The service agreement shall only terminate when the hosting agreement terminates. The term of the service and the termination date is the same as the agreement with Your Choice Four CA, Inc. The agreement with Ever Best Bit Limited will be renewed if the agreement with Your Choice Four CA, Inc. is renewed.

The hosting fee payable to Your Choice Four CA, Inc. is calculated by: (Electrical Meter Reading + Electrical Meter Reading * 3% Electrical Power Loss) * Electricity Rate ($0.060/kW). The service fee payable to Ever Best Bit Limited is calculated by: (Electrical Meter Reading + Electrical Meter Reading * 3% Electrical Power Loss) * Electricity Rate ($0.060/kWh). For example, assuming the miners consumes 10,000 KWH in electricity, the hosting fee payable to Your Choice Four CA, Inc. will be (10000+3%*10000)*$0.06=$618.00 and the service fee payable to Ever Best Bit Limited will be (10000+3%*10000)*$0.024=$247.20. The total fee for the 10,000 KWH electricity consumption will be $618.00+$247.20=$865.20.

In December 2022, we reached an agreement with Your Choice 4 CA, Inc., the host of the mining facility in Marion, Indiana, that the hosting fee is adjusted to equal to the sum of (i) the electricity cost of the mining activities and (ii) 50% of SonicHash US’s profit generated from the Indiana site, i.e., the difference of the market price of the Bitcoins mined from the Indiana site and the electricity cost. The market price of the Bitcoins is the daily Bitcoin closing price available at CoinMarketCap.com as of the day immediately prior to the day that we receive the electricity bill.

The aggregate average, mean and range of monthly fees paid to Your Choice Four CA, Inc. and Ever Best Bit Limited for the installation of, hosting of and services for the miners located in Indiana during the periods from July 2022 through January 2023 are as follows:

	Your Choice Four CA, Inc.	Ever Best Bit Limited
	Fees Paid in USD	Fees Paid in USD
July 2022	$31,290.60	$12,516.24
August 2022	$152,058.45	$60,823.38
September 2022	$225,411.77	$90,164.71
October 2022	$210,924.82	$84,369.93
November 2022	$150,215.87	$60,086.35
December 2022	$123,542.52	$49,417.01
January 2023	$173,138.64	$69,255.45
Average	$152,368.95	$60,957.58
Range	$31,290.60 to 225,411.77	$12,516.24 to 90,164.71

The aggregate average, mean and range of Bitcoins mined on a monthly basis by the miners located in Marion, Indiana during the periods from July 2022 through January 2023 are as follows:

Bitcoin Production	Marion, Indiana
July 2022	3.75
August 2022	18.21
September 2022	16.83
October 2022	16.04
November 2022	6.26
December 2022	12.77
January 2023	13.42
Average	12.47
Range	3.75 to 18.21

Cheyenne, Wyoming

On June 10, 2022, the Company entered into a subscription agreement with a limited partnership, MineOne Cloud Computing Investment I L.P., (the “Partnership”), pursuant to which the Company invested $3,000,000 in fiat currency in the Partnership as a limited partner and hold a partnership interest and a sharing percentage of 8.8235% in the Partnership. The Company will receive dividends or other returns in fiat currency.

The Partnership is a limited partnership registered under the laws of the British Virgin Islands on May 12, 2022. The general partner, MineOne Partners Limited, a British Virgin Islands business company with limited liability, will seek to obtain opportunities for the Partnership to only make debt or equity investments in the portfolio company (as defined in the limited partnership agreement) in accordance with the primary purpose of the Partnership, which is to seek long-term capital appreciation by acquiring, holding, financing, refinancing and disposing of securities in the portfolio company. The general partner shall have the exclusive authority to cause the Partnership to make investments in the portfolio company. The Partnership commenced on May 12, 2022 and shall continue, unless the Partnership is sooner de-registered, until the Partnership’s entire interest in the portfolio company has been disposed of and any ongoing arrangements related thereto (including any escrow arrangement) have been terminated and all proceeds thereof have been distributed. The general partner can by a determination in good faith, terminate or wind up the Partnership if it has determined that there is a substantial likelihood that due to a change in the text, application or interpretation of the provisions of the applicable securities laws, or any other applicable statute, regulation, case law, administrative ruling or other similar authority, the Partnership cannot operate effectively in the manner contemplated herein. The Partnership will also terminated upon the commencement of liquidation, bankruptcy or dissolution proceedings or the withdrawal, or making of a winding up or dissolution order of the General Partner, or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Act, by the entry of a decree of judicial dissolution, or at such time as there are no limited partners.

As a limited partner, the Company shall not take part in the management of the Partnership or in the management or control of the Partnership’s investment or other activities, transact any business in the Partnership’s name, deal with any person on behalf of the Partnership who or that is not a partner or have the power to sign documents for or otherwise bind the Partnership. Any election, vote, waiver or consent of the limited partners shall be calculated as a percentage of the respective capital commitments of the limited partners entitled to make such election, vote, waiver or consent. The liability of the Company for the debts and obligations of the Partnership is limited to its capital commitment in the amount of $3,000,000. Cash received by the Partnership from the sale or other disposition of, or dividends, interests or other income from or in respect of, a portfolio investment, or otherwise received by the Partnership from any source (other than capital contributions and other payments made by the Partners pursuant to the Partnership Agreement and temporary investment income), in excess of the amount necessary or appropriate for the payment of the Partnership’s expenses, liabilities and other obligations, shall be distributed upon dissolution of the Partnership, apportioned among the partners in proportion to the sharing percentages as of the time of distribution.

The general partner and associated indemnified persons generally will not be liable to the Partnership or the limited partners for any act or omission relating to the Partnership, other than acts or omissions constituting certain disabling coduct, including such person’s conviction of a Felony or a willful violation of law by such person in each case having a material adverse effect on the Partnership; actual fraud, willful malfeasance or gross negligence by or of such person; or reckless disregard of duties by such person in the conduct of such person’s office. If the Partnership’s assets are insufficient to meet such liabilities, the Partnership may recall distributions to meet all or any portion of the indemnification or repayment obligations of the Partnership.

Dr. Jiaming Li, the President of our Company, was a director at MineOne Partners Limited and resigned from MineOne Partners Limited before joining our Company. We do not believe that the limited partnership was a related party transaction. The terms of the partnership were negotiated at arm’s length.

Based on the amended and restated limited partnership agreement of the Partnership, the primary purpose of the Partnership is to seek long-term capital appreciation by acquiring, holding, financing, refinancing and disposing of securities in the portfolio company. The Partnership is constructing a mining site with capacity up to 75 megawatts (“MW”) in Cheyenne, Wyoming. The Partnership expects to provide miner hosting services and earn hosting fees. The Partnership plans to host 23,000 miners of S19j pro or equivalent type. The construction is expected to be completed and the mining site is expected to start the hosting operations with a capacity of 45 MW in March 2023. The total cost of building and completing the site is estimated to be approximately $20 million. The Partnership has not entered into any hosting agreement in connection with the Cheyenne, Wyoming hosting site as of the date of this prospectus. The Company is currently negotiating a hosting agreement with the Partnership to host the 2,490 miners that are on stand-by in Cheyenne, Wyoming.

Mining Pool

SonicHash US has entered into a cryptocurrency mining pool with KuCoin (the “KuCoin Pool”). The verbal agreement can be terminated at any time by either party. KuCoin provides computing power to the mining pool for SonicHash US's 1,760 operating miners in Indiana. SonicHash US provides computing power and in exchange for successfully adding a block to the blockchain, SonicHash US shall receive a fractional share of the fixed cryptocurrency award the mining pool operator receives (less cryptocurrency transaction fees to the mining pool operator which are recorded net with revenues) in Bitcoins. SonicHash US’s fractional share is based on the proportion of computing power SonicHash US contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm. The KuCoin Pool is a high-performance mining pool that supports Proof of Work (PoW) assets such as Bitcoin (BTC) and Bitcoin Cash (BCH), with more coins in the pipeline. The KuCoin Pool provides users with a low mining fee of 2%, along with optimized algorithms for higher mining efficiency. For the 2,490 stand-by miners at the mining facility in Cheyenne, Wyoming, SonicHash US is evaluating F2pool, Luxor and Antpool now and is committed to diversify our exposure to different mining pools.

Disposition and Discontinued Operations

Prior to April 2021, our then subsidiaries and variable interest entities engaged in the pork processing business and had operations across key sections of the industry value chain, including slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts. Prior to February 2020, one of our then subsidiaries operated a grocery store in Chongqing, China that sold our pork and meat products and other consumer goods. In February 2020, the grocery store operation was discontinued. In April 2021, the pork processing business was discontinued.

On April 27, 2022, we sold 100% equity interest in WVM Inc. and China Silanchi Holding Limited, including the subsidiaries and consolidated variable entities of WVM Inc. and China Silanchi Holding Limited (See “—Corporate History and Structure”), to an unrelated third party for a total of $1,000,000 pursuant to a securities purchase agreement dated March 31, 2022. Such disposition includes the sale of the grocery store and meat processing business.

Grocery Store

In July 2018, we acquired CQ Pengmei and opened two grocery stores in Chongqing in November 2017 that offered a variety of consumer goods. One of the grocery stores was closed in August 2018 due to the landlord’s failure to meet the fire safety requirements. We filed a lawsuit against the landlord for breach of the store operating lease. The lawsuit is still ongoing. In February 2020, due to the increase in inventory purchase cost and the quarantine restrictions as a result of the COVID-19 pandemic in China, we closed the other grocery store.

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Meat Processing

We used to engage in the slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts through CQ Penglin and GA Yongpeng. We used to sell fresh pork to distributors, who then sold to pork vendors in farmers’ markets. Due to the African Swine fever affecting China in October 2018, the supply of hogs decreased. Also, starting from March 2019, the Chongqing government started requiring all local slaughtering houses to only purchase hogs from hog farms in Chongqing, which further limited the supply of hogs. The decrease in supply increased the price of hogs and increased our cost of per unit slaughtering and processing. Starting in January 2020, due to the COVID-19 pandemic and quarantine measures, our sales volume in farmers markets decreased. We were operating at losses during the fiscal year ended June 30, 2020 and 2021. In addition, in March 2021, we ceased operation of the slaughtering and food processing facilities as a result of a legal dispute between CQ Penglin and Chongqing Puluosi Small Mortgage Co., Ltd. The food processing facility was sealed by the court and is subject to a lien. The court ordered the sale of this facility to enforce the court verdict against CQ Penglin. The slaughtering facility is subject to the same lien pursuant to the same court order, and pursuant to which order the facility cannot be sold, transferred or otherwise disposed without approval of the court. As a result, in April 2021, we discontinued the meat processing business.

Industry Overview

Blockchain

A blockchain is a digital, decentralized, public ledger that exists across a network. Unlike a centralized database, a blockchain ledger typically maintains copies of itself across many computers (“nodes”) in the network so that the record cannot be altered retroactively without the alteration of all subsequent blocks and the collusion of the network.

The network organizes transactions by putting them into groups called blocks. Each block contains a defined set of transactions and a link to the previous block in the chain. Adding a new entry or block requires a method of consensus between nodes the block to post to the ledger and become permanent.

Cryptocurrency

Currently, the most common application of blockchain technology is cryptocurrency. Cryptocurrency is an encrypted decentralized digital currency transferred between peers and confirmed on the blockchain via a process known as mining. Cryptocurrencies are not backed by a central bank or a national, supra-national or quasi-national organization and are typically used as a medium of exchange.

Cryptocurrencies can be used to purchase goods and services, either online or at physical locations, although data is not readily available about the retail and commercial market penetration of cryptocurrencies. To date, the rate of adoption and use of cryptocurrencies for paying merchants has trailed the broad expansion of retail and commercial acceptance of cryptocurrency. Other markets, such as credit card companies and certain financial institutions are not accepting such digital assets. It is likely that there will be a strong correlation between the continued expansion of the Cryptocurrency Network and its retail and commercial market penetration.

Bitcoin

Bitcoin is the most common cryptocurrency currently in use. Bitcoin was invented in 2008 and launched in 2009 by an anonymous person under the pseudonym Satoshi Nakamoto. As described in the original white paper, Bitcoin is a decentralized currency that allows online payments to be sent from one party to another without the use of financial institutions. Upon verification by devices, authenticated transactions are forever added to a public ledger for all to view in the Bitcoin network. The goal of Bitcoin was to eliminate the use of third parties to authenticate transactions, and thereby minimizing transaction costs, reducing practical transaction size, and enabling the ability to make non-reversible payments for non-reversible services.

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Bitcoin Mining

“Mining” describes the process whereby a blockchain consensus is formed. The Bitcoin consensus, for example, entails solving complex mathematical problems using custom-designed computers.

When Bitcoins are sent, the transaction(s) are broadcasted to all nodes in the Bitcoin network. Each node bundles a collection of transactions into an encrypted block and attempts to solve the code to the encrypted block, to verify that all transactions within the block are valid. Once the code is deciphered, that code is sent to all other miners who can easily verify that the hash is indeed correct. When enough nodes agree that the hash is correct, this block is added to the existing chain and miners move on to work on the next block. This mechanism where “miners” solve cryptographic puzzles and prove that they have done so by writing the solution to the blockchain is known as “proof-of-work.” The verification is necessary because, unlike physical cash that can only be held by one party at any point in time, cryptocurrency can be copied and sent to multiple recipients if there are no safeguards.

Mining Incentives

As an incentive to expend time, power and other resources to mine Bitcoin, miners are rewarded in Bitcoin and transaction fees. Each computation is a hash, and the speed at which these problems can be solved at is measured in hash rate.

However, the number of Bitcoin rewarded is reduced by 50% for every 210,000 blocks mined. Given that a block is added to the ledger about every 10 minutes, the “halving” takes place approximately once every 4 years until all 21 million Bitcoins have been “unearthed”. Currently, each block mined rewards 6.25 Bitcoins and the next halving is expected to occur on March 2024, at which point each block mined would only reward 3.125 Bitcoins.

In addition to mining rewards, miners can also earn money through transaction fees. When a user decides to send Bitcoin, the transaction is first broadcasted to a memory pool before being added to a block. Because each block can only contain up to 1 megabyte of information, miners can pick and choose from the memory pool which transactions to bundle into the next block.

During periods of heavy network usage, there can oftentimes be more transactions awaiting confirmation than there is space in a block. In such situations, users compete for miners’ computation power by adding fees (“tips”) onto their transactions in the hope that miners would prioritize their transactions. Larger “tips” are required to incentivize miners to mine larger transactions.

Impact of Recent Developments Regarding Crypto Asset Market

In 2022 and the beginning of 2023, some of the well-known crypto asset market participants, including Celsius Network, Voyager Digital Ltd., Three Arrows Capital and Genesis Global Holdco, LLC declared bankruptcy. In November 2022, FTX, the third largest digital asset exchange by volume at the time, halted customer withdrawals and shortly thereafter, FTX and its subsidiaries filed for bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. Furthermore, it also revealed potential systemic risks and industry contagion as a significant number of other major market participants were affected by FTX’s bankruptcy – namely, among others, BlockFi Inc., as one of the largest digital assets lending companies.

In response to these events, the digital asset markets, including the market for Bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in Bitcoin. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital assets markets continues to be negatively impacted by these events, digital asset prices (including the price of Bitcoin) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. These events are continuing to develop and it is not possible to predict at this time all of the risks that they may pose to us, our service providers or on the digital asset industry as a whole. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values.

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We had no direct and material exposure to FTX or any of the above-mentioned cryptocurrency companies. We will not have material assets that may not be recovered or may otherwise be lost or misappropriated due to the bankruptcies. However, the failure or insolvency of large exchanges and key institutions in the cryptocurrency asset industry like FTX may cause the price of Bitcoin to fall and decrease confidence in the ecosystem, which could adversely affect an investment in us. Such volatility and decrease in Bitcoin price have had a material and adverse effect on our results of operations and financial condition and we expect our results of operations to continue to be affected by the Bitcoin price as all our revenue has been from Bitcoin mining production. In particular, our production in November 2022 was negatively affected by the strong volatility of the Bitcoin price. As a result, we scaled down our operations to cut down costs. In December 2022, due to high energy price and the Georgia site’s weak condition in general, SonicHash US suspended the operation of the miners in the Georgia site and shipped 1,490 miners that were deployed in the Georgia site to the mining facility under construction in Cheyenne, Wyoming, ready to be deployed as soon as the mining facility starts operation. In addition, in December 2022, we reached an agreement with Your Choice 4 CA, Inc., the host of the mining facility in Marion, Indiana, that the hosting fee is adjusted to equal to the sum of (i) the electricity cost of the mining activities and (ii) 50% of SonicHash US’s profit generated from the Indiana site, i.e., the difference of the market price of the Bitcoins mined from the Indiana site and the electricity cost. The market price of the Bitcoins is the daily Bitcoin closing price available at CoinMarketCap.com as of the day immediately prior to the day that we receive the electricity bill. The new fee structure has decreased our cost significantly in December 2022. We will continue adjusting our short-term strategy to optimize our operating efficiency in the current dynamic market conditions. We cannot assure that the Bitcoin price will remain high enough to sustain our operation or that the Bitcoin price will not decline significantly in the future. Fluctuations in the Bitcoin price have had and are expected to continue to have an immediate impact on the trading price of our Ordinary Shares even before our financial performance is affected, if at all. To the extent investors view our ordinary shares as linked to the value of our bitcoin holdings, these potential consequences of a Bitcoin trading venue’s failure could have a material adverse effect on the market value of our ordinary shares. See “Risk Factors - Risks Related to Crypto Asset Markets and Governmental Regulation - We may face several risks due to disruptions in the crypto asset markets, including but not limited to the risk from depreciation in our stock price, financing risk, risk of increased losses or impairments in our investments or other assets, risks of legal proceedings and government investigations, and risks from price declines or price volatility of crypto assets”.

In addition, novel or unique assets such as Bitcoin and other digital assets may be classified as securities if they meet the definition of investment contracts under U.S. law. In recent years, the offer and sale of digital assets other than Bitcoin, most notably Kik Interactive Inc.’s Kin tokens and Telegram Group Inc.’s TON tokens, have been deemed to be investment contracts by the SEC. While we believe that Bitcoin is unlikely to be considered an investment contract, and thus a security under the investment contract definition, we cannot provide any assurances that digital assets that we mine or otherwise acquire or hold for our own account, including Bitcoin, will never be classified as securities under U.S. law. This would obligate us to comply with registration and other requirements by the SEC and, therefore, cause us to incur significant, non-recurring expenses, thereby materially and adversely impacting an investment in the Company. See “Risk Factors - Risks Related to Crypto Asset Markets and Governmental Regulation - If the SEC or another regulatory body considers Bitcoin to be a security under U.S. securities laws, we may be required to comply with significant SEC registration and/or other requirements.

Moreover, current IRS guidance indicates that for U.S. federal income tax purposes digital assets such as Bitcoins should be treated and taxed as property, and that transactions involving the payment of Bitcoins for goods and services should be treated in effect as barter transactions. The IRS has also released guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to taxable income and guidance with respect to the determination of the tax basis of digital currency. However, current IRS guidance does not address other significant aspects of the U.S. federal income tax treatment of digital assets and related transactions. There continues to be uncertainty with respect to the timing and amount of income inclusions for various crypto asset transactions, including, but not limited to, staking rewards and other crypto asset incentives and rewards products. While current IRS guidance creates a potential tax reporting requirement for any circumstance where the ownership of a Bitcoin passes from one person to another, it preserves the right to apply capital gains treatment to those transactions, which is generally favorable for investors in Bitcoin.

There can be no assurance that the IRS will not alter its existing position with respect to digital assets in the future or that other state, local and non-U.S. taxing authorities or courts will follow the approach of the IRS with respect to the treatment of digital assets such as Bitcoins for income tax and sales tax purposes. Any such alteration of existing guidance or issuance of new or different guidance may have negative consequences including the imposition of a greater tax burden on investors in Bitcoin or imposing a greater cost on the acquisition and disposition of Bitcoin, generally; in either case potentially having a negative effect on the trading price of Bitcoin or otherwise negatively impacting our business. In addition, future technological and operational developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income and applicable state, local and non-U.S. tax purposes. See“ Risk Factors - Risks Related to Crypto Asset Markets and Governmental Regulation - Future developments regarding the treatment of digital assets for U.S. federal income and applicable state, local and non-U.S. tax purposes could adversely impact our business.”

Furthermore, on March 9, 2022, President Biden signed an executive order on cryptocurrencies. While the executive order did not mandate any specific regulations, it instructs various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. Central Bank digital currency.

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In addition, the Commodity Exchange Act, as amended (the “CEA”), does not currently impose any direct obligations on us related to the mining or exchange of Bitcoins. Generally, the Commodity Futures Trading Commission (“CFTC”), the federal agency that administers the CEA, regards Bitcoin and other cryptocurrencies as commodities. This position has been supported by decisions of federal courts.

However, the CEA imposes requirements relative to certain transactions involving Bitcoin and other digital assets that constitute a contract of sale of a commodity for future delivery (or an option on such a contract), a swap, or a transaction involving margin, financing or leverage that does not result in actual delivery of the commodity within 28 days to persons not defined as “eligible contract participants” or “eligible commercial entities” under the CEA (e.g., retail persons). Changes in the CEA or the regulations promulgated by the CFTC thereunder, as well as interpretations thereof and official promulgations by the CFTC, may impact the classification of Bitcoins and, therefore, may subject them to additional regulatory oversight by the agency. Although to date the CFTC has not enacted regulations governing non-derivative or non-financed, margined or leveraged transactions in Bitcoin, it has authority to commence enforcement actions against persons who violate certain prohibitions under the CEA related to transactions in any contract of sale of any commodity, including Bitcoin, in interstate commerce (e.g., manipulation and engaging in certain deceptive practices). See “Risk Factors - Risks Related to Crypto Asset Markets and Governmental Regulation - The ongoing regulatory developments may impact the treatment of digital assets under the law, and may have material adverse effect on our business, financial condition and results of operations.”

Furthermore, on September 16, 2022, the U.S. Department of the Treasury (Treasury), the Department of Justice (the DOJ), and other U.S. government agencies released eight reports (the “Reports”), including Action Plan to Address Illicit Financial Risks of Digital Assets issued by Treasury, Crypto-Assets: Implications for Consumers, Investors and Businesses issued by Treasury, The Future of Money and Payments issued by Treasury, Climate and Energy Implications of Crypto-Assets in the United States issued by the White House, Policy Objectives for a U.S. Central Bank Digital Currency System issued by the White House, Technical Evaluation for a U.S. Central Bank Digital Currency System issued by the White House, The Role of Law Enforcement in Directing, Investigating, and Prosecuting Criminal Activity Related to Digital Assets issued by the DOJ, and Responsible Advancement of US Competitiveness in Digital Assets issued by the U.S. Department of Commerce. The Reports were issued in response to White House Executive Order 14067 on Ensuring Responsible Development of Digital Assets, which calls for a whole-of-government alignment of the federal government’s approach to digital assets.

In December 2022, Senator Edward J. Markey, Chair of the Senate Environment and Public Works Subcommittee on Clean Air, Climate, and Nuclear Safety, and Representative Jared Huffman Senate introduced the Crypto-Asset Environmental Transparency Act. The legislation would require the Environmental Protection Agency (EPA) to conduct a comprehensive impact study of U.S. cryptomining activity and require the reporting of greenhouse gas emissions from cryptomining operations that consume more than 5 megawatts of power. If the bill is passed by both the Senate and the House and signed into law, mining facilities may be required to report greenhouse gas emissions and to obtain permits and the price to rent mining facilities may increase. If the price increase significantly and if we are not able to find alternative facilities with reasonable price acceptable to us, our operation will be disrupted and our results of operation will be negatively impact. See “Risk Factors – Risks Related to Crypto Asset Markets and Governmental Regulation - Pending regulation related to electricity consumption by mining companies may impact our result of operation.”

Recent Developments

In August and September 2022, SonicHash Singapore entered into two loan agreements with Pony Partners Ltd. (the “Lender”), pursuant to which the Lender lent $819,000 to SonicHash Singapore, of which $280,000 will mature on August 30, 2023 and $539,000 will mature on September 12, 2023. The loans bear an interest rate of 5.5% per annum, payable monthly. If SonicHash Singapore fails to repay the loans upon maturity, it shall pay an additional late payment rate of 5.5%, to be accrued from the maturity date. In an event of default, SonicHash Singapore shall pay an additional 0.0005% liquidated damages for each day such default continues. SonicHash Singapore can prepay the loans with a 10 days’ advance notice to the Lender and with a 30% prepayment premium. SonicHash Singapore granted a security interest in favor of the Lender in 55 Bitcoins. It is agreed that if the market value of such collateral is less than $877,500, SonicHash Singapore shall granted a security interest in favor of the Lender in additional Bitcoins to make sure that the value of the collateral exceeds $877,500. If BTOG fails to make up the difference in collateral value within three days, or if the market value of the collateral is less than $819,000, the Lender has the right to liquidate the collateral. It is also agreed that if the market value of such collateral is higher than $1,521,000, SonicHash Singapore can negotiate with the Lender to request more loans with the same terms. The Lender agreed to be responsible for the security of the collateral and to compensate SonicHash Singapore for any damages. Upon maturity, SonicHash Singapore shall repay the principal and interest and the Lender shall return the collateral. If the colleral is damaged, SonicHash Singapore has the right to suspend payment of principal and interest. If any disputes occur, the two parties shall discuss the solution. If the two parties fail to reach an agreement, the Lender shall be deemed to have breached the loan agreements and shall be responsible for market value of the damaged or lost collateral, interest paid, attorney fees, legal costs, liquidated damages, and all other damages incurred due to the Lender’s failure to perform the obligation to return the collateral.

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Legal Proceedings

Except as discussed in this section, there are no actions, suits, proceedings, inquiries or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company that are outside the ordinary course of business or in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise.

On June 14, 2022, the Company received a written notification from the Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rules for continued listing on the Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of our ordinary shares for the 30 consecutive business days from May 2, 2022, to June 13, 2022, the Company no longer meets the minimum bid price requirement.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until December 12, 2022, to regain compliance with Nasdaq Listing Rule 5550(a)(2). On December 13, 2022, the Company received a written notice from Nasdaq stating that, although the Company had not regained compliance with the minimum bid price requirement by December 12, 2022, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company is eligible for an additional 180 calendar day period, or until June 12, 2023, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the closing bid price of our ordinary shares must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day period.

Our ordinary shares will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with the other listing requirements of the Nasdaq Capital Market. Although we will use all reasonable efforts to achieve compliance with Rule 5550(a)(2), there can be no assurance that we will be able to regain compliance with that rule or will otherwise be in compliance with other Nasdaq listing criteria. If we fail to regain compliance before June 12, 2023, unless we request a hearing before the Nasdaq Hearing Panel, our ordinary shares will be delisted from Nasdaq. There can be no assurance that we can regain compliance before June 12, 2023 or if our appeal will be successful. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. See “Risk Factors - Risks Related to Nasdaq Continued Listing Compliance - Our ordinary shares are subject to listing if we fail to regain compliance with Nasdaq Listing Rule 5550(a)(2) by June 12, 2023. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless.”

14

Corporate Information

Our principal executive offices are located at 375 Park Avenue, Fl 1502, New York NY 10152. The telephone number of our principal executive offices is 347-556-4747. Our registered office in the Cayman Islands is provided by McGrath Tonner Corporate Services Limited and located at 5th Floor, Genesis Close, George Town, PO Box 446, Grand Cayman, KYl-1106, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is http://bitorigin.io/. The information contained in our website is not a part of this prospectus.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

15

ABOUT THIS OFFERING

Securities offered by the Selling Shareholder:	140,958,932 shares of our ordinary shares, which includes (i) up to 46,200,000 ordinary shares issuable upon the conversion of the Initial Note(1), (ii) up to 55,000,000 ordinary shares issuable upon the conversion of the Additional Note(2), and (iii) up to 39,758,932 ordinary shares issuable upon the exercise of the Warrants.

Shares Outstanding Before the Offering:	100,542,872

Shares Outstanding After the Offering:	241,501,804

Use of Proceeds:	We will not receive any proceeds from the sale of the Conversion Shares and the Warrant Shares by the Selling Shareholder. All net proceeds from the sale of the ordinary shares covered by this prospectus will go to the Selling Shareholder. However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised. We cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes. See “Use of Proceeds” on page 23.

Risk Factors:	An investment in the ordinary shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 13 and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq symbol:	Our ordinary shares are currently quoted on the Nasdaq Capital Market under the trading symbol “BTOG”.

The number of ordinary shares outstanding prior to and that will be outstanding after this offering is based on 100,542,872 ordinary shares outstanding as of March 17, 2023, and excludes:

•	up to 4,667 ordinary shares underlying warrants expiring September 4, 2023;

•	up to 45,000 ordinary shares underlying options, half of which expiring February 14, 2023, and half of which expiring May 14, 2023;

•	up to 17,175,412 ordinary shares underlying warrants expiring November 24, 2026;

•	up to 858,770 ordinary shares underlying warrants expiring November 24, 2026;

•	up to 18,124,400 ordinary shares underlying warrants expiring February 2, 2027;

•	up to 906,220 ordinary shares underlying warrants expiring February 2, 2027;

•	up to 490,196 ordinary shares underlying warrants expiring June 6, 2027; and

•	up to 73,530 ordinary shares underlying warrants expiring June 28, 2027.

(1) The Initial Note in the amount of $2,100,000 was issued on October 21, 2022.

(2) The Additional Note may be issued at an additional closing under the Securities Purchase Agreement at the Selling Shareholder’s election, on or prior to the second anniversary of the earlier of (x) the first date on which this registration statement has been declared effective, or (y) the first date on which the securities registratable pursuant to the Registration Rights Agreement entered into on October 21, 2022 are eligible to be resold by the Selling Shareholder pursuant to Rule 144.

16

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our Annual Report on Form 20-F for the year ended June 30, 2022 as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Risks Related to Crypto Asset Markets and Governmental Regulation

We may face several risks due to disruptions in the crypto asset markets, including but not limited to the risk from depreciation in our stock price, financing risk, risk of increased losses or impairments in our investments or other assets, risks of legal proceedings and government investigations, and risks from price declines or price volatility of crypto assets.

In 2022 and the beginning of 2023, some of the well-known crypto asset market participants, including Celsius Network, Voyager Digital Ltd., Three Arrows Capital and Genesis Global Holdco, LLC, declared bankruptcy. In November 2022, FTX, the third largest digital asset exchange by volume at the time, halted customer withdrawals and shortly thereafter, FTX and its subsidiaries filed for bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. Furthermore, it also revealed potential systemic risks and industry contagion as a significant number of other major market participants were affected by FTX’s bankruptcy – namely, among others, BlockFi Inc., as one of the largest digital assets lending companies.

In response to these events, the digital asset markets, including the market for Bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in Bitcoin. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital assets markets continues to be negatively impacted by these events, digital asset prices (including the price of Bitcoin) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. These events are continuing to develop and it is not possible to predict at this time all of the risks that they may pose to us, our service providers or on the digital asset industry as a whole.

We had no direct and material exposure to FTX or any of the above-mentioned cryptocurrency companies. We will not have material assets that may not be recovered or may otherwise be lost or misappropriated due to the bankruptcies. However, the failure or insolvency of large exchanges and key institutions in the cryptocurrency asset industry like FTX may cause the price of Bitcoin to fall and decrease confidence in the ecosystem, which could adversely affect an investment in us. Such volatility and decrease in Bitcoin price have had a material and adverse effect on our results of operations and financial condition and we expect our results of operations to continue to be affected by the Bitcoin price as all our revenue has been from Bitcoin mining production. In particular, our production in November 2022 was negatively affected by the strong volatility of the Bitcoin price. As a result, we scaled down our operations to cut down costs. In December 2022, due to high energy price and the Georgia site’s weak condition in general, SonicHash US suspended the operation of the miners in the Georgia site and shipped 1,490 miners that were deployed in the Georgia site to the mining facility under construction in Cheyenne, Wyoming, ready to be deployed as soon as the mining facility starts operation. In addition, in December 2022, we reached an agreement with Your Choice 4 CA, Inc., the host of the mining facility in Marion, Indiana, that the hosting fee is adjusted to equal to the sum of (i) the electricity cost of the mining activities and (ii) 50% of SonicHash US’s profit generated from the Indiana site, i.e., the difference of the market price of the Bitcoins mined from the Indiana site and the electricity cost. The market price of the Bitcoins is the daily Bitcoin closing price available at CoinMarketCap.com as of the day immediately prior to the day that we receive the electricity bill. The new fee structure has decreased our cost significantly in December 2022. We will continue adjusting our short-term strategy to optimize our operating efficiency in the current dynamic market conditions.

We cannot assure that the Bitcoin price will remain high enough to sustain our operation or that the Bitcoin price will not decline significantly in the future. Fluctuations in the Bitcoin price have had and are expected to continue to have an immediate impact on the trading price of our ordinary shares even before our financial performance is affected, if at all. To the extent investors view our ordinary shares as linked to the value of our Bitcoin holdings, these potential consequences of a Bitcoin trading venue’s failure could have a material adverse effect on the market value of our ordinary shares.

In addition, a perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in us.

As of the date of this prospectus, we are not subject to any legal proceedings or government investigations in the in the United States or in other jurisdictions. However, in the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation of this type may be expensive to defend and may divert our management’s attention and resources from the operation of our business.

The recent disruption in the crypto asset markets may harm our reputation.

To the extent our counterparties/suppliers view our business as linked to the value of our Bitcoin holdings, they may lose confidence in enter into business with us and may deem our business to be risky. It may be difficult for us to reach the same business terms with such counterparties/suppliers like we did before. For example, our suppliers would require more deposits or advance payments from us.

In addition, additional regulations may subject us to investigation, administrative or regulatory proceedings, and civil or criminal litigations, all of which could harm our reputation and affect our business operation and the value of our ordinary shares. If we have difficulties to comply with such additional regulatory and registration requirements, we may have to cease certain or all of our operations. Any such actions could have a material adverse effect on our business, financial condition and results of operations.

If the SEC or another regulatory body considers Bitcoin to be a security under U.S. securities laws, we may be required to comply with significant SEC registration and/or other requirements.

In general, novel or unique assets such as Bitcoin and other digital assets may be classified as securities if they meet the definition of investment contracts under U.S. law. In recent years, the offer and sale of digital assets other than Bitcoin, most notably Kik Interactive Inc.’s Kin tokens and Telegram Group Inc.’s TON tokens, have been deemed to be investment contracts by the SEC. While we believe that Bitcoin is unlikely to be considered an investment contract, and thus a security under the investment contract definition, we cannot provide any assurances that digital assets that we mine or otherwise acquire or hold for our own account, including Bitcoin, will never be classified as securities under U.S. law. This would obligate us to comply with registration and other requirements by the SEC and, therefore, cause us to incur significant, non-recurring expenses, thereby materially and adversely impacting an investment in the Company.

Changing environmental regulation and public energy policy may expose our business to new risks.

Our Bitcoin mining operations require a substantial amount of power and can only be successful, and ultimately profitable, if the costs we incur, including for electricity, are lower than the revenue we generate from our operations. As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis, and our establishment of new mines requires us to find locations where that is the case. For instance, our plans and strategic initiatives for expansion are based, in part, on our understanding of current environmental and energy regulations, policies, and initiatives enacted by federal, New York State and Georgia State regulators. If new regulations are imposed, or if existing regulations are modified, the assumptions we made underlying our plans and strategic initiatives may be inaccurate, and we may incur additional costs to adapt our planned business, if we are able to adapt at all, to such regulations.

In addition, there continues to be a lack of consistent climate legislation, which creates economic and regulatory uncertainty for our business because the Bitcoin mining industry, with its high energy demand, may become a target for future environmental and energy regulation. New legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs to comply with such regulations. Further, any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. For example, the recently passed legislation in the state of New York imposing a moratorium on certain Bitcoin mining operations that run carbon-based power.

Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition and results of operations. Further, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. Any of the foregoing could result in a material adverse effect on our business and financial condition.

Future developments regarding the treatment of digital assets for U.S. federal income and applicable state, local and non-U.S. tax purposes could adversely impact our business.

Due to the new and evolving nature of digital assets and the absence of comprehensive legal guidance with respect to digital assets and related transactions, many significant aspects of the U.S. federal income and applicable state, local and non-U.S. tax treatment of transactions involving digital assets, such as the purchase and sale of Bitcoin and the receipt of staking rewards and other digital asset incentives and rewards products, are uncertain, and it is unclear what guidance may be issued in the future with respect to the tax treatment of digital assets and related transactions.

Current IRS guidance indicates that for U.S. federal income tax purposes digital assets such as Bitcoins should be treated and taxed as property, and that transactions involving the payment of Bitcoins for goods and services should be treated in effect as barter transactions. The IRS has also released guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to taxable income and guidance with respect to the determination of the tax basis of digital currency. However, current IRS guidance does not address other significant aspects of the U.S. federal income tax treatment of digital assets and related transactions. Moreover, although current IRS guidance addresses the treatment of certain forks, there continues to be uncertainty with respect to the timing and amount of income inclusions for various crypto asset transactions, including, but not limited to, staking rewards and other crypto asset incentives and rewards products. While current IRS guidance creates a potential tax reporting requirement for any circumstance where the ownership of a Bitcoin passes from one person to another, it preserves the right to apply capital gains treatment to those transactions, which is generally favorable for investors in Bitcoin.

There can be no assurance that the IRS will not alter its existing position with respect to digital assets in the future or that other state, local and non-U.S. taxing authorities or courts will follow the approach of the IRS with respect to the treatment of digital assets such as Bitcoins for income tax and sales tax purposes. Any such alteration of existing guidance or issuance of new or different guidance may have negative consequences including the imposition of a greater tax burden on investors in Bitcoin or imposing a greater cost on the acquisition and disposition of Bitcoin, generally; in either case potentially having a negative effect on the trading price of Bitcoin or otherwise negatively impacting our business. In addition, future technological and operational developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income and applicable state, local and non-U.S. tax purposes.

The ongoing regulatory developments may impact the treatment of digital assets under the law, and may have material adverse effect on our business, financial condition and results of operations.

On March 9, 2022, President Biden signed an executive order on cryptocurrencies. While the executive order did not mandate any specific regulations, it instructs various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. Central Bank digital currency.

In addition, the Commodity Exchange Act, as amended (the “CEA”), does not currently impose any direct obligations on us related to the mining or exchange of Bitcoins. Generally, the Commodity Futures Trading Commission (“CFTC”), the federal agency that administers the CEA, regards Bitcoin and other cryptocurrencies as commodities. This position has been supported by decisions of federal courts.

However, the CEA imposes requirements relative to certain transactions involving Bitcoin and other digital assets that constitute a contract of sale of a commodity for future delivery (or an option on such a contract), a swap, or a transaction involving margin, financing or leverage that does not result in actual delivery of the commodity within 28 days to persons not defined as “eligible contract participants” or “eligible commercial entities” under the CEA (e.g., retail persons). Changes in the CEA or the regulations promulgated by the CFTC thereunder, as well as interpretations thereof and official promulgations by the CFTC, may impact the classification of Bitcoins and, therefore, may subject them to additional regulatory oversight by the agency. Although to date the CFTC has not enacted regulations governing non-derivative or non-financed, margined or leveraged transactions in Bitcoin, it has authority to commence enforcement actions against persons who violate certain prohibitions under the CEA related to transactions in any contract of sale of any commodity, including Bitcoin, in interstate commerce (e.g., manipulation and engaging in certain deceptive practices).

We cannot be certain as to how future regulatory developments will impact the treatment of digital assets under the law, including, but not limited to, whether digital assets will be classified as a security, commodity, currency and/or new or other existing classification.

Any requirements imposed by the CFTC related to our mining activities could cause us to incur additional extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in the Company. In addition, changes in the classification of Bitcoins could subject us, as a result of our Bitcoin mining operations, to additional regulatory oversight by the agency. Although to date the CFTC has not enacted regulations governing non-derivative or non-financed, margined or leveraged transactions in Bitcoin, it has authority to commence enforcement actions against persons who violate certain prohibitions under the CEA related to transactions in any contract of sale of any commodity, including Bitcoin, in interstate commerce (e.g., manipulation and engaging in certain deceptive practices).

Moreover, if our mining activities were deemed by the CFTC to constitute a collective investment in derivatives for our shareholders, we may be required to register as a commodity pool operator with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in the Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in the Company.

While no provision of the CEA, or CFTC rules, orders or rulings (except as noted herein) appears to be currently applicable to our business, this is subject to change. Any such change and new regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

It may be illegal now, or in the future, to mine, acquire, own, hold, sell or use Bitcoin or other cryptocurrencies, participate in blockchains or utilize similar cryptocurrency assets in one or more countries, the ruling of which could adversely affect us.

Although currently cryptocurrencies generally are not regulated or are lightly regulated in most countries, several countries, such as China, India and Russia, may continue taking regulatory actions in the future that could severely restrict the right to mine, acquire, own, hold, sell or use these cryptocurrency assets or to exchange for local currency. For example, in China and Russia (India is currently proposing new legislation), it is illegal to accept payment in Bitcoin and other cryptocurrencies for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrencies. In addition, in March 2021, the governmental authorities for the Chinese province of Inner Mongolia banned Bitcoin mining in the province due to the industry’s intense electrical power demands and its negative environmental impacts. If other countries, including the U.S., implement similar restrictions, such restrictions may adversely affect us. For example, in New York State, a moratorium on certain Bitcoin mining operations that run on carbon-based power sources was signed into law on November 22, 2022. Such circumstances could have a material adverse effect on us, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and thus harm investors.

The limited rights of legal recourse available to us expose us and our investors to the risk of loss of our Bitcoin for which no person is liable.

At this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen cryptocurrency; though law enforcement agencies like the FBI have recovered stolen Bitcoin, that recovery has required significant amounts of time. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our business, prospects or operations of and potentially the value of any Bitcoin we mine or otherwise acquire or hold for our own account.

Since there has been limited precedent set for financial accounting of digital assets, including Bitcoin, it is unclear how we will be required to account for transactions involving digital assets.

Because there has been limited precedent set for the financial accounting of cryptocurrencies and related revenue recognition and no official guidance has yet been provided by the Financial Accounting Standards Board or the SEC, it is unclear how companies may in the future be required to account for cryptocurrency transactions and assets and related revenue recognition. A change in regulatory or financial accounting standards or interpretation by the SEC could result in changes in our accounting treatment and the necessity to restate our financial statements. Such a restatement could adversely impact the accounting for the Bitcoins we hold and Bitcoin transactions and, more generally, negatively impact our business, prospects, financial condition and results of operations.

Bitcoins we mine or hold for our own account may be subject to loss, theft or restriction on access. We have policy to safeguard our crypto assets, however, our business and financial condition may be affected if the policies and procedures surrounding the safeguarding of crypto assets are not effective.

There is a risk that some or all of our Bitcoins could be lost or stolen. Bitcoins are stored in and accessed by cryptocurrency sites commonly referred to as “wallets.” A hot wallet refers to any cryptocurrency wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities. Cold storage refers to any cryptocurrency wallet that is not connected to the Internet. Cold storage is generally more secure than hot wallets. We keep all of our Bitcoin in cold storage in Ledger’s 100% cold storage solution Ledger Nano X. based on established, industry best practices to safeguard our digital assets from loss, destruction or other issues relating to hackers and technological attack. We may be in control and possession of substantial holdings of Bitcoin, and as we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Ledger’s security system may be penetrable and may not be free from defect. The cold wallet and our Bitcoin may be subject to loss, theft or restriction on access. Any of these events may adversely affect our operations and, consequently, our investments and profitability.

The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours or the hosting partners, or otherwise, and, as a result, an unauthorized party may obtain access to our, private keys, data or Bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect an investment in us. In the event of a security breach, we may be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in us.

Bitcoins held by us are not subject to FDIC or SIPC protections and are not covered by any insurance in the event of loss or fraud.

We do not hold our Bitcoins with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”), and, therefore, our Bitcoins are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, we do not have insurance that covers our Bitcoins in the event of loss or fraud. As a result, we may suffer a loss with respect to our Bitcoins, and we may not be able to recover any of our carried value in these Bitcoins if they are lost or stolen or suffer significant and sustained reduction in conversion spot price. If we are not otherwise able to recover damages from a malicious actor in connection with these losses, our business and results of operations may suffer, which may have a material negative impact on the price of our ordinary shares.

The mining rigs may experience damages.

Our mining rigs in current mining locations and any future sites will be subject to a variety of risks relating to physical condition and operation of the sites, including but not limited to construction or repair defects or other structural or building damage, and any damage resulting from natural disasters and climate change, such as hurricanes, earthquakes, fires, floods and windstorms. Our mining rigs are not covered by any insurance to which we are the beneficiary. In the event of damages or loss to the mining rig, our business and results of operations may suffer, which may have a material negative impact on the price of our ordinary shares.

Our board of management have experience in risk management and we have risk management policies in place in light of current crypto asset market conditions. However, if we are not able to timely and appropriately adapt to changes in our business environment or to accurately assess where we are positioned within a business cycle and make adjustments to our risk management policies, our business, financial condition, or results of operations may be materially and adversely affected.

Our board of management have experience in risk management and our company have risk management policies in place covering financing, liquidity management, Bitcoin management, supplier management and counter party management. Our board of management is evaluating the risk exposure monthly and constantly adapting to the latest trend of the industry. Specifically, in light of current crypto asset market conditions and to mitigate the effect of Bitcoin price volatility, our risk management policies focus on finding cost-effective hosting sites, raising funds with a low financing cost, and renegotiating with existing site hosts to reduce cost.

However, the Bitcoin mining and related industries are emerging and evolving, which may lead to period-to-period variability and may make it difficult to evaluate our risk exposures. If we are not able to timely and appropriately adapt to changes in our business environment or to accurately assess where we are positioned within a business cycle and make adjustments to our risk management policies, our business, financial condition, or results of operations may be materially and adversely affected.

Banks and other financial institutions may not provide banking services, or may cut off services, to businesses that engage in cryptocurrency-related activities. Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by banks and other financial institutions, may indirectly adversely affect our business operations, financial condition and results of operations.

A number of companies that engage in Bitcoin and/or other cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. As of the date hereof, we have not experienced any service disruptions with or have our accounts closed by any banks or other financial institutions. To the extent that such events may happen to us, they could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

In addition, on March 10, 2023, Silicon Valley Bank, or SVB, was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation, or the FDIC, as receiver. Similarly, on March 12, 2023, Signature Bank and Silvergate Capital Corp. were each swept into receivership. We do not have any cash or other assets on deposit with the banks named above. However, the recent events could lead to losses or defaults by parties with whom we conduct business, which in turn, could have an indirect adverse effect on our current and/or projected business operations and results of operations and financial condition.

We may face financing, liquidity, or other risks related to the impact that the current crypto asset market disruption has had, directly or indirectly, on the value of the crypto assets we use as collateral or the value of our crypto assets used by others as collateral.

We have pledged all of our Bitcoins as collateral for financing, including the transaction as discussed under the section titled “The October 2022 Private Placement” and short-term loans in the amount of $819,000 from a third party. A significant decrease of value of Bitcoins may lead us to receive a margin call from our lender and require us to pledge more Bitcoins or provide other types of collaterals. If we fail to do so, the lender may seize the Bitcoins pledged and result a financial loss for us. In addition, it will limit our ability to obtain additional financing.

Pending regulation related to electricity consumption by mining companies may impact our result of operation.

On September 16, 2022, the U.S. Department of the Treasury (Treasury), the Department of Justice (the DOJ), and other U.S. government agencies released eight reports (the “Reports”), including Action Plan to Address Illicit Financial Risks of Digital Assets issued by Treasury, Crypto-Assets: Implications for Consumers, Investors and Businesses issued by Treasury, The Future of Money and Payments issued by Treasury, Climate and Energy Implications of Crypto-Assets in the United States issued by the White House, Policy Objectives for a U.S. Central Bank Digital Currency System issued by the White House,Technical Evaluation for a U.S. Central Bank Digital Currency System issued by the White House, The Role of Law Enforcement in Directing, Investigating, and Prosecuting Criminal Activity Related to Digital Assets issued by the DOJ, and Responsible Advancement of US Competitiveness in Digital Assets issued by the U.S. Department of Commerce. The Reports were issued in response to White House Executive Order 14067 on Ensuring Responsible Development of Digital Assets, which calls for a whole-of-government alignment of the federal government’s approach to digital assets.

In December 2022, Senator Edward J. Markey, Chair of the Senate Environment and Public Works Subcommittee on Clean Air, Climate, and Nuclear Safety, and Representative Jared Huffman Senate introduced the Crypto-Asset Environmental Transparency Act. The legislation would require the Environmental Protection Agency (EPA) to conduct a comprehensive impact study of U.S. cryptomining activity and require the reporting of greenhouse gas emissions from cryptomining operations that consume more than 5 megawatts of power. If the bill is passed by both the Senate and the House and signed into law, mining facilities may be required to report greenhouse gas emissions and to obtain permits and the price to rent mining facilities may increase. If the price increase significantly and if we are not able to find alternative facilities with reasonable price acceptable to us, our operation will be disrupted and our results of operation will be negatively impact.

22

Risks Related to Nasdaq Continued Listing Compliance

Our ordinary shares are subject to listing if we fail to regain compliance with Nasdaq Listing Rule 5550(a)(2) by June 12, 2023. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless.

On June 14, 2022, the Company received a written notification from the Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rules for continued listing on the Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of our ordinary shares for the 30 consecutive business days from May 2, 2022, to June 13, 2022, the Company no longer meets the minimum bid price requirement.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until December 12, 2022, to regain compliance with Nasdaq Listing Rule 5550(a)(2). On December 13, 2022, the Company received a written notice from Nasdaq stating that, although the Company had not regained compliance with the minimum bid price requirement by December 12, 2022, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company is eligible for an additional 180 calendar day period, or until June 12, 2023, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the closing bid price of our ordinary shares must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day period.

Our ordinary shares will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with the other listing requirements of the Nasdaq Capital Market. Although we will use all reasonable efforts to achieve compliance with Rule 5550(a)(2), there can be no assurance that we will be able to regain compliance with that rule or will otherwise be in compliance with other Nasdaq listing criteria. If we fail to regain compliance before June 12, 2023, unless we request a hearing before the Nasdaq Hearing Panel, our ordinary shares will be delisted from Nasdaq. There can be no assurance that we can regain compliance before June 12, 2023 or if our appeal will be successful. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless.

Risks Related to the October 2022 Private Placement.

The issuance of the Conversion Shares and Warrant Shares will be dilutive to existing shareholders.

Future issuances of the Conversion Shares and Warrant Shares will result in dilution to our existing shareholders. The conversion price for the Initial Note will initially be equal to $0.33 per share and is subject to customary anti-dilution provisions. The Warrants are exercisable for seven years to purchase an aggregate of up to 5,108,275 ordinary shares at an exercise price of $1.20, subject to adjustment of exercise price and number of warrant shares under certain circumstances described in the Warrants and will expire on the seven year anniversary of the date of issuance. See “The October 2022 Private Placement.” Because the Notes and the Warrants likely will be converted or exercised only at times when it is economically beneficially for the holder to do so, for purpose of calculating potential dilution to the investors who purchase ordinary shares in the offering, we assume that the marker price at the time of conversion or exercise is $1.20 per share and that the Selling Shareholder offers and sells the Conversion Shares and Warrant Shares at $1.20 per ordinary share. You may experience dilution of up to $1.00 per share, representing the difference between our as adjusted net tangible book value per share before and after the offering, assuming issuance of the maximum number of ordinary shares issuable under the Notes and the Warrants. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering. Such issuances, or the perception that such issuances may occur, could decrease the trading price of the ordinary shares and could impair the Company’s ability to raise capital through future sales of ordinary shares.

Our indebtedness could adversely affect our ability to raise additional capital to fund operations.

We currently have one outstanding secured convertible debenture in the original principal amount of $2,100,000 (excluding interest accrued thereon) and the Warrants to purchase up to 5,108,275 ordinary shares of the Company issued to the Selling Shareholder.

If we cannot generate sufficient cash flow from operations to service our debt, we may need to, among other things, dispose of some or all of the collateral or issue equity to obtain necessary funds. We do not know whether we will be able to do any of this on a timely basis, on terms satisfactory to us, or at all. Our indebtedness could have important consequences, including:

●	our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes may be limited;

●	a portion of our cash flows from operations may be dedicated to the payment of principal and interest on the indebtedness and will not be available for other purposes, including operations, capital expenditures and future business opportunities;

●	our ability to adjust to changing market conditions may be limited and may place us at a competitive disadvantage compared to less-leveraged competitors, if such exist; and

●	we may be vulnerable during a downturn in general economic conditions or in our business, or may be unable to carry on capital spending that is important to our growth.

Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

The capital markets have been unpredictable in the recent years. In addition, it is generally difficult for early stage companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs and may be dilutive to our current shareholders. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

23

THE OCTOBER 2022 PRIVATE PLACEMENT

The Private Placement

Securities Purchase Agreement

On October 21, 2022, the Company, entered into the Securities Purchase Agreement with the Selling Shareholder pursuant to which the Company sold an Initial Note in the original principal amount of $2,100,000 and the Warrants to purchase up to 5,108,275 ordinary shares of the Company, at a purchase price of $1,974,000.

On October 21, 2022, the Company completed its sale to the Selling Shareholder of the Note and the Warrants pursuant to the Securities Purchase Agreement. The gross proceeds from the sale of the Note and the Warrants were $1,974,000, prior to deducting transaction fees and estimated expenses.

Subject to satisfaction (or waiver) of certain conditions, the Selling Shareholder has the right, but not the obligation, under the Securities Purchase Agreement to purchase, and to require the Company to sell to the Selling Shareholder, an Additional Note up to the original principal amount of $2,500,000 at an additional closing. The Selling Shareholder may elect to effect such an additional closing on or prior to the second anniversary of the earlier of (x) the first date on which this registration statement has been declared effective, or (y) the first date on which the securities registratable pursuant to the Registration Rights Agreement entered into on October 21, 2022 are eligible to be resold by the Selling Shareholder pursuant to Rule 144.

Security and Pledge Agreement

The Company also entered into a security and pledge agreement (the “Security and Pledge Agreement”), dated October 21, 2022, with the Selling Shareholder and SonicHash LLC (the “Guarantor Subsidiary”). The Security and Pledge Agreement granted a security interest in favor of the Collateral Agent (as defined in the Security and Pledge Agreement) for the benefit of the Selling Shareholder in all personal property and assets, whether now owned or thereafter acquired (including all crypto assets), with certain exceptions, of the Company and the Guarantor Subsidiary and to perform the Company’s obligations under the Securities Purchase Agreement, the Note, the Security and Pledge Agreement and the other transaction documents.

Guaranty

The Guarantor Subsidiary also entered into a Guaranty (the “Guaranty”) dated October 21, 2022, with the Selling Shareholder, pursuant to which the Guarantor Subsidiary agrees to guaranty the Company’s obligations under the Securities Purchase Agreement, the Note, the Security and Pledge Agreement and the other transaction documents.

Note

The Note is convertible at an initial conversion price equal to $0.33 per ordinary share (the “Conversion Price”), which is 115% of the average VWAP of the five trading days immediately prior to closing, and include anti-dilution adjustments in the event any ordinary shares or other equity or equity equivalent securities payable in ordinary shares are granted, issued or sold (or the Company enters into any agreement to grant, issue or sell), in each case, at a price less than the exercise price then in effect, which automatically decreases the Conversion Price of the Note upon the occurrence of such event; provided, that the Conversion Price may not be less than $0.06 per ordinary shares, which is 20% of the closing bid price of the trading day immediately prior to closing.  The holder of the Note has the right to convert all or a portion of the Note at any time after the six month anniversary of the date of issuance and prior to the maturity date, which is two years from the date of issuance.

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The Note has an interest of the greater of (i) twelve percent (12% per annum) and (ii) the sum of (A) the Prime Rate in effect as of such date of determination and (B) six (6%) per annum; provided, that if such Interest is being paid in ordinary shares, such Interest shall recalculated in connection with such issuance of ordinary shares at a deemed rate of the greater of (i) fifteen percent (15% per annum) and (ii) the sum of (A) the Prime Rate in effect as of such date of determination and (B) nine (9%) per annum. If an event of default continues, such interest rate shall be adjusted on each trading day in which an event of default is continuing to the sum of (x) the interest rate then in effect on such date of determination and (y) five percent (5.0%) per annum. The interest shall be paid in ordinary shares as long as there is no equity condition failure; provide that the Company may, at its option, pay interest in cash or in a combination of cash and ordinary shares.

The Company may redeem the Notes in whole, and not in part, at its option, at any time prior to the maturity date, for a cash purchase price of the aggregate principal amount of any Notes to be redeemed plus accrued and unpaid interest thereon at a 6% premium (or 12% premium if the redemption occurs six months after the date of issuance of the Notes). If an event default occurs, any holder of the Notes may require the Company to redeem all or any portion of the Note at a 25% premium to the greater of (i) the aggregate principal amount of Notes to be redeemed, and (ii) the equity value of our ordinary shares underlying the Notes calculated using the greatest closing sale price of our ordinary shares on any trading day immediately preceding such event of default and the date of such redemption.

The Note includes restrictive covenants that, subject to specified exceptions, limit the ability of the Company and its subsidiaries to (a) incur debt or issue preferred shares or disqualified stock; (b) make (i) dividends and distributions, (ii) redemptions and repurchases of equity, (iii) investments and (iv) prepayments, redemptions and repurchases of subordinated debt; (c) incur liens; (d) make asset sales; and (e) enter into transactions with affiliates. In addition, the Company is required to maintain minimum unrestricted cash and cash equivalents of $600,000.

The Note also includes customary events of default after which the holder of the Notes may accelerate the maturity of the Notes to become due and payable immediately; provided, however, that the Note will be automatically accelerated upon certain events of bankruptcy, insolvency and reorganization involving the Company or any of its subsidiaries. Such events of default include: (i) failure to file the registration statement that registers the ordinary shares underlying the Note and Warrants within 30 days from closing or failure to cause such registration statement effective within 120 days from closing, (ii) the lapse in effectiveness of such registration statement for 5 consecutive days or for more than an aggregate of 10 days in any 365-day period, with certain exceptions, (iii) the suspension or threatened suspension from trading for 5 consecutive trading days, (iv) failure to cure a conversion failure or a delivery failure within 5 trading days, (v) failure to reserve the adequate number of our ordinary shares, for 10 consecutive days, (vi) failure to pay any amount of principal, interest, late charges or other amounts when due under the Note or any other transaction document, with certain exceptions, (vii) failure to remove any restrictive legend on the ordinary shares issued upon conversion of the Note and such failure remains uncured for at least 5 days, (vii) any default under, redemption of or acceleration prior to maturity of at least an aggregate of $250,000 of indebtedness, (ix) certain events of bankruptcy, insolvency and reorganization involving the Company, (x) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay, (xi) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $250,000, (xii) breach of any representations and warranties or covenants of any transaction documents, (xiii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the equity conditions are satisfied, (B) there has been no equity conditions failure, or (C) as to whether any event of default has occurred, (xiv) any material adverse effect, (xv) any material provision of any transaction document ceases to be valid and binding on or enforceable against the Company or any guarantor subsidiary or the Company, and (xvi) any material damage to the collateral, which causes the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any subsidiary for more than 15 consecutive days.

Warrants

The Warrants have a seven-year term and a $1.20 per share exercise price, and include anti-dilution adjustments in the event any ordinary shares or other equity or equity equivalent securities payable in ordinary shares are granted, issued or sold (or the Company enters into any agreement to grant, issue or sell), in each case, at a price less than the exercise price then in effect, which automatically decreases the exercise price of the Warrants upon the occurrence of such event, and increases the number of ordinary shares issuable upon exercise of the Warrants, such that the aggregate exercise price of all Warrants remains the same before and after any such dilutive event. The Warrants also provide for cashless exercise if the Warrants are not registered within 12 months after the closing.

25

CAPITALIZATION AND INDEBTNESS

The following table sets forth our capitalization as of June 30, 2022:

•	on an actual basis, as derived from our audited consolidated financial statements as of June 30, 2022, which are incorporated by reference into this prospectus;

•	on an as adjusted basis to give effect to the issuance of 8,685,574 ordinary shares on August 22,2022 pursuant to an asset purchase agreement dated August 14, 2022; and

•	on an as further adjusted basis to give effect to the full issuance of the Conversion Shares and the Warrant Shares pursuant to the Securities Purchase Agreement.

You should read this table together with our 2022 Annual Report and our financial statements and related notes included in our 2022 Annual Report, incorporated by reference herein.

	As of June 30, 2022
	Actual		As Adjusted (unaudited)		As Further Adjusted (unaudited)
	US$		US$		US$
Shareholders’ Equity
Ordinary shares, $0.01 par value, 300,000,000 shares authorized, 91,857.298 shares issued and outstanding, actual, and 100,542,872 shares issued and outstanding, proforma as adjusted, and 241,501,804 shares issued and outstanding, proforma as further adjusted		$918,573		$1,005,429		$2,415,018
Additional paid-in capital		$69,719,807		$72,742,951		$75,397,362
Deferred share compensation	$		$		$
Statutory reserves	$		$		$
Accumulated deficit		$(35,983,424)		$(35,983,424)		$(35,983,424)
Accumulated other comprehensive income	$		$		$
Total shareholders’ equity		$34,654,956		$37,764,956		$41,828,956
Total Liabilities and Shareholders’ Equity		$34,954,924		$38,064,924		$42,128,924

26

DILUTION

The following table sets forth the estimated net tangible book value per share after this offering and the dilution to persons purchasing share of our ordinary shares in this offering, assuming issuance of the maximum number of ordinary shares issuable under the Notes and the Warrants.

Maximum Offering
(US$)
Assumed public offering price (1)	$1.20
Net tangible book value per share before this offering	$0.34
Increase per share attributable to payments by new investors	$(0.15)
Pro forma net tangible book value per share after this offering	$0.20
Dilution per share to new investors	$1.00

(1) The Note is convertible at an initial conversion price equal to $0.33 per ordinary share. The Warrants are exerciable at an exercise price of $1.20 per ordinary share. Because the Note and the Warrants likely will be converted or exercised only at times when it is economically beneficially for the holder to do so, for purpose of calculating potential dilution to the investors who purchase ordinary shares in the offering, we assume that the marker price at the time of conversion or exercise is $1.20 per share and that the Selling Shareholder offers and sells the Conversion Shares and Warrant Shares at $1.20 per ordinary share.

The following table summarizes as of June 30, 2022, on a pro forma basis, as described above, the number of ordinary shares, the total consideration, and the average price per share (1) paid to us by our existing shareholders, (2) issued to investors, assuming issuance of the maximum number of ordinary shares issuable under the Notes and the Warrants, before deducting estimated offering expenses payable by us:

	Ordinary Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount (US$)	Percent	Per Share (US$)
Existing shareholders	100,542,872	41.63%	$73,748,380	87.58%	$0.73
New investors	140,958,932	58.37%	$10,453,930(1)	12.42%	$0.07
Total	241,501,804	100.0%	$84,202,310	100.0%	$0.35

(1) This is the aggregate of (i) the gross proceeds of the Initial Note in the amount of $1,974,000, (ii) the assumed gross proceeds of the Additional Note in the amount of $2,350,000, (iii) the estimated gross proceeds from the exercise of the Warrants in the amount of $6,129,930, assuming the Warrants holder purchases 5,108,275 ordinary shares at $1.20 per share.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Conversion Shares and the Warrant Shares by the Selling Shareholder. All net proceeds from the sale of the ordinary shares covered by this prospectus will go to the Selling Shareholder. However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised. We cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes.

We have agreed to bear all of the expenses incurred in connection with the registration of the Conversion Shares and the Warrant Shares. The Selling Shareholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Conversion Shares and the Warrant Shares.

Amount of Proceeds from Sale of the Note

The Company has sold the Note in an aggregate of a principal amount of $2,100,000 and the Warrants to purchase up to 5,108,275 ordinary shares of the Company, at a purchase price of $1,974,000.

Interest Payments(1)	$315,000
Redemption Premium(2)	$252,000
Total:	$567,000

(1)	The Note has an interest of the greater of (i) twelve percent (12% per annum) and (ii) the sum of (A) the Prime Rate in effect as of such date of determination and (B) six (6%) per annum; provided, that if such Interest is being paid in ordinary shares, such Interest shall recalculated in connection with such issuance of ordinary shares at a deemed rate of the greater of (i) fifteen percent (15% per annum) and (ii) the sum of (A) the Prime Rate in effect as of such date of determination and (B) nine (9%) per annum. If an event of default continues, such interest rate shall be adjusted on each trading day in which an event of default is continuing to the sum of (x) the interest rate then in effect on such date of determination and (y) five percent (5.0%) per annum. This table has assumed that there is no event of default.

(2)	We are required to pay a redemption premium in several circumstances. If the Company (i) redeems the Note during the first six months following the issuance date, the redemption premium is 106% of the conversion amount being redeemed; (ii) redeems the Note after the first six months following the issuance date, the redemption premium is 112% of the conversion amount being redeemed; (iii) conducts subsequent financing, the holder of the Note may require the Company to redeem the portion of the outstanding value of the Note in cash at a price equal to 110% of the subsequent placement redemption amount (which shall be up to 30% of the gross proceeds such subsequent financing). In case of an event of default, the holder of the Note may require the Company to redeem all or any portion of the Note at a redemption premium of 125%. This table has assumed that there is no event of default.

The following sets forth the gross proceeds paid or payable to us in connection with our issuance of the Note, all payments that have been made or that may be required to be made by us in connection with the issuance of the Note, our resulting net proceeds and the combined total possible profit to be realized as a result of any conversion discounts regarding the Conversion Shares.

Gross proceeds to the Company	$1,974,000

All payments that have been made or that may be required to be made by the Company to the Selling Shareholder of the Note	$567,000

Net proceeds to the Company if we make all such payments to the Selling Shareholder	$1,407,000

All payments that have been made or that may be required to be made by the Company to the Selling Shareholder of the Note as a percentage of net proceeds	40.30%

The combined total possible profit to be realized as a result of any conversion discounts regarding the Conversion Shares(1)	$0

The combined total possible profit to be realized as a result of any conversion discounts regarding the Conversion Shares as a percentage of net proceeds	0%

(1)	The actual profit as a result of the conversion discount cannot be calculated until conversion as the conversion price depends on market conditions at and before conversion, and it may be significantly greater.

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SELLING SHAREHOLDER

The ordinary shares being offered by the Selling Shareholder are those issuable to the Selling Shareholder upon conversion of the Notes (as defined below) and exercise of the Warrants. For additional information regarding the issuance of the Notes and the Warrants, see “The October 2022 Private Placement” above. We are registering the ordinary shares in order to permit the Selling Shareholder to offer the shares for resale from time to time. Except for the ownership of the Notes and the Warrants issued pursuant to the Securities Purchase Agreement, the Selling Shareholder has not had any material relationship with us within the past three years.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the ordinary shares held by the Selling Shareholder. The second column lists the number of ordinary shares beneficially owned by the Selling Shareholder, based on its ownership of ordinary shares, Notes and Warrants, as of March 17, 2023, assuming conversion of the Notes and exercise of the Warrants held by the Selling Shareholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the ordinary shares being offered by this prospectus by the Selling Shareholder and does not take in account any limitations on (i) conversion of the Notes set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holder of the Notes and the Warrant, this prospectus generally covers the resale of the sum of (i) 100% of the maximum number of ordinary shares issued or issuable pursuant to the Initial Notes and Additional Notes (collectively the “Notes”), including payment of interest on the Notes through the third anniversary of October 21, 2022, and (ii) 116% of the maximum number of ordinary shares issued or issuable upon exercise of the Warrants, in each case, determined as if the outstanding Notes (including interest on the Notes through March 17, 2023 and Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the $0.06 floor price of the Notes or the exercise price of the Warrants then in effect (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price and alternate conversion price of the Notes and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholder pursuant to this prospectus.

Under the terms of the Notes and the Warrants, the Selling Shareholder may not convert the Notes or exercise the Warrants to the extent (but only to the extent) the Selling Shareholder or any of its affiliates would beneficially own a number of shares of our ordinary shares which would exceed 4.99% of the outstanding shares of the Company (the “Maximum Percentage”). The number of shares in the second column reflects these limitations. The Selling Shareholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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	Ordinary Shares Owned Prior to Offering (1)			Maximum Number of Ordinary Shares to be Sold(4)	Ordinary Shares Owned After Offering(5)
	Shares		Percent		Shares	Precent
ATW Digital Asset Opportunities LLC(2)	5,285,000	(3)	4.99%	140,958,932	0	0%

(1)	Applicable percentage ownership is based on 100,542,872 shares of our ordinary shares outstanding as of March 17, 2023, and based on 241,501,804 shares of our ordinary shares outstanding after the offering.

(2)	ATW Partners Opportunities Fund II GP, LLC, the manager to ATW Digital Asset Opportunities LLC, has discretionary authority to vote and dispose of the shares held by ATW Digital Asset Opportunities LLC and may be deemed to be the beneficial owner of these shares. Kerry Propper and Antonio Ruiz-Gimenez, each in their capacity as Managing Members of ATW Partners Opportunities Fund II GP, LLC, may also be deemed to have investment discretion and voting power over the shares held by ATW Digital Asset Opportunities LLC. ATW Partners Opportunities Fund II GP, LLC, Mr. Propper and Mr. Ruiz-Gimenez each disclaim any beneficial ownership of these shares. The address of the Selling Shareholder is c/o ATW Partners Opportunities Management, LLC 17 State Street, Suite 2100, New York, NY 10004.

(3)	This column lists the number of shares of our ordinary shares beneficially owned by the Selling Shareholder as of March 17, 2023 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of March 17, 2023, the Selling Shareholder would beneficially own an aggregate of up to 140,958,932 shares of our ordinary shares, consisting of (i) up to 46,200,000 shares of ordinary shares underlying the outstanding Initial Notes held by the Selling Shareholder, converted at the floor price of $0.06 per share, all of which shares are being registered for resale under this prospectus, (ii) up to 55,000,000 shares of ordinary shares underlying the Additional Notes issuable pursuant to the Securities Purchase Agreement after the effective date of this registration statement, converted at the floor price of $0.06 per share, all of which shares are being registered for resale under this prospectus, and (iii) up to 39,758,932 shares underlying the Warrants held by the Selling Shareholder, currently exercisable at an exercise price of $1.20, all of which are being registered for resale under this prospectus.

(4)	In accordance with the terms of the registration rights agreement with the Selling Shareholder, for purposes of the calculations of ordinary shares to be sold pursuant to the prospectus we are assuming (i) the Additional Notes in the original principal amount of $2,500,000 have been issued pursuant to the Securities Purchase Agreement, (ii) interest has accrued on the Initial Notes and Additional Notes through the two-year maturity date and is paid in ordinary shares, at an interest rate of 16% per annum, which interest rate is based on a Prime Rate of 7% as of November 14, 2022, (iii) an event of default under the Initial Notes and Additional Notes has not occurred, (iv) the Initial Notes and Additional Notes are each converted in full at the floor price of $0.06 per share without regard to any limitations set forth therein, (v) the exercise of 116% of the ordinary shares underlying the Warrant at an exercise price of $1.20, without regard to any limitations set forth therein, and (vi) the warrant number of the Warrant shall automatically increase on the closing date of the Additional Note to such aggregate number of ordinary shares equal to 70% of the quotient of (a) the aggregate principal amount of the Additional Notes, divided by (b) the floor price of $0.06, in each case solely for the purpose of such calculation.

(5)	Represents the amount of shares that will be held by the Selling Shareholder after completion of this offering based on the assumptions that (a) all ordinary shares underlying the Initial Notes and Additional Notes and Warrants registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of ordinary shares are acquired or sold by the Selling Shareholder prior to completion of this offering. However, the Selling Shareholder is not obligated to sell all or any portion of the shares of our ordinary shares offered pursuant to this prospectus.

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PLAN OF DISTRIBUTION

We are registering the ordinary shares issuable upon conversion of the Notes and exercise of the Warrants to permit the resale of these ordinary shares by the holders of the Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholder of the ordinary shares, although we will receive the exercise price of any warrants not exercised by the Selling Shareholder on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the ordinary shares.

The Selling Shareholder may sell all or a portion of the ordinary shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ordinary shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The ordinary shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell ordinary shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.

In addition, the Selling Shareholder may transfer the ordinary shares by other means not described in this prospectus. If the Selling Shareholder effects such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the ordinary shares for whom it may act as agent or to whom it may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of the ordinary shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the ordinary shares in the course of hedging in positions they assume. The Selling Shareholder may also sell ordinary shares short and deliver ordinary shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholder may also loan or pledge ordinary shares to broker-dealers that in turn may sell such shares.

The Selling Shareholder may pledge or grant a security interest in some or all of the Note, Warrants or ordinary shares owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholder also may transfer and donate the ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholder and any broker-dealer participating in the distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

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At the time a particular offering of the ordinary shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the ordinary shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the Selling Shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the ordinary shares. All of the foregoing may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

We will pay all expenses of the registration of the ordinary shares pursuant to the registration rights agreement, estimated to be $36,372 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Shareholder will be entitled to contribution. We may be indemnified by the Selling Shareholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

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TAXATION

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of the shares or on an instrument of transfer in respect of a share, except that stamp duty will be payable on an instrument of transfer if it is executed in, or an original copy or brought into, the Cayman islands.

United States Federal Income Tax Considerations

Information regarding United States Federal Income Tax Considerations is set forth under the heading “10.E. Taxation - United States Federal Income Tax Considerations” in our 2022 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$5,927
Legal fees and expenses	$25,000
Accounting fees and expenses	$8,000
Miscellaneous	$2,000
Total	$40,927

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended June 30, 2022, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since June 30, 2022.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Mourant Ozannes (Cayman) LLP.

EXPERTS

The consolidated financial statements for the years ended June 30, 2022 and 2021, incorporated by reference in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

The consolidated financial statements for the year ended June 30, 2020, incorporated by reference in this prospectus have been so included in reliance on the report of Prager Metis CPAs LLC, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of Prager Metis CPAs LLC is located at 401 Hackensack Avenue, 4th floor, Hackensack, NJ 07601.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located in the United States. However, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce against them, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by our counsel as to Cayman Islands law that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters (other than in relation to arbitral awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the Cayman Islands. We have also been advised by our counsel as to Cayman Islands law that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt at common law in the Grand Court of the Cayman Islands.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual report on Form 20-F for the fiscal year ended June 30, 2022, filed with the SEC on August 25, 2022;
●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on September 6, 2022, September 7, 2022, September 27, 2022, October 25, 2022, October 26, 2021, November 28, 2022, December 13, 2022, December 23, 2022 and January 4, 2023
●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on April 2, 2019, and any amendment or report filed for the purpose of updating such description;
●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and
●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Bit Origin Ltd

375 park Ave, Fl 1502

New York, NY 10152

347-556-4747

ir@bitorigin.io

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from their own willful neglect or default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 9.	Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1	Amended and Restated Memorandum and Articles of Association of Bit Origin Ltd. (incorporated herein by reference to Exhibit 1.1 to our report of foreign private issuer on Form 6-K filed with the SEC on September 27, 2022)
4.1	Form of Warrant to Purchase Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
4.2	Form of Senior Secured Convertible Note (incorporated herein by reference to Exhibit 4.2 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
5.1**	Opinion of Mourant Ozannes (Cayman) LLP, Cayman Islands counsel of the Company, regarding the validity of the ordinary shares being registered
10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
10.2	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
10.3	Form of Security and Pledge Agreement (incorporated herein by reference to Exhibit 10.3 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
10.4	Form of Guaranty (incorporated herein by reference to Exhibit 10.4 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
10.5	Subscription agreement, dated June 10, 2022 (Incorporated by reference to exhibit 10.2 from the Form 6-K filed with the SEC on June 21, 2022)
23.1*	Consent of WWC, P.C.
23.2*	Consent of Prager Metis CPAs LLC
23.3**	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page)
107**	Filing Fee Table

* Filed herewith

** Previously filed

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Item 10.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on March 17, 2023.

Bit Origin Ltd

Date: March 17, 2023	By:	/s/ Lucas Wang
Lucas Wang
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: March 17, 2023	By:	/s/ Xia Wang
Xia Wang
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Lucas Wang	Chairman of the Board and Chief Executive Officer	March 17, 2023
Lucas Wang	(Principal Executive Officer)

/s/ Xia Wang	Chief Financial Officer	March 17, 2023
Xia Wang	(Principal Financial Officer and Principal Accounting Officer)

*	Director	March 17, 2023
K. Bryce Toussaint

*	Director	March 17, 2023
Scott Silverman

*	Director	March 17, 2023
Xiaping Cao

*By:	/s/ Lucas Wang
Name: Lucas Wang
Attorney-in-fact

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SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-3, in the City of New York, New York, on March 17, 2023.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.

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